Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2007 Second Quarter Operating Results

ST. PETERSBURG, FLORIDA (November 7, 2006) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fiscal year 2007 second quarter results.

On October 12, 2006, the Company announced that it had entered into a Share Purchase Agreement with Ricoh Europe B.V. to sell its European businesses to Ricoh. This divestiture is anticipated to take place on or around December 31, 2006. (For a Transaction Description, please see the October 12, 2006 Press Release announcing the Divestiture).

For the second quarter:

•	The Company’s operating earnings from continuing operations were $4.1 million, versus a $6.0 million loss in the prior year second quarter and a $5.5 million loss last quarter. Adjusted operating earnings from continuing operations were $4.2 million, versus a $4.4 million loss for the prior year second quarter and earnings of $9.3 million last quarter. The adjusted operating earnings exclude restructuring charges and loss on the sale of a subsidiary.

•	Consolidated gross margin was 32.7%, which was up from 32.4% in the prior year quarter, but down from 33.7% sequentially.

•	SG&A expenses were $69.6 million, or 31.0% of revenue. These expenses were down 18.4%, or $15.7 million from the prior year quarter and down $5.0 million, or 6.7% sequentially.

•	Total revenue was $224.8 million, which was 11.1% lower than the prior year quarter and down 9.2% sequentially. Retail equipment and related sales was $78.6 million, down 18.4% from the prior year quarter and down 8.6% sequentially. Retail service revenue was $113.7 million, down 5.1% from the prior year quarter and down 6.2% sequentially.

“I am pleased with our continued progress on our initiatives, which have resulted in the 2nd consecutive quarter of adjusted operating earnings. Our focus on profitability and shareholder value is driving these changes and will allow for further investment in the business. With the anticipated conclusion of the divestiture of our European operations to Ricoh, we will be able to channel all of our focus and resources on growing the US business”, said A.D. Frazier, Danka’s Chairman and Chief Executive Officer.

For the six months:

•	The Company’s operating loss from continuing operations was $1.5 million, versus a $14.8 million loss in the first six months of the prior year. Adjusted operating earnings from continuing operations were $13.6 million, versus a $7.3 million loss in the first six months of the prior year. The adjusted operating earnings exclude restructuring charges and loss on the sale of a subsidiary.

•	Consolidated gross margin was 33.2%, which was up from 33.0% in the first six months of the prior year.

•	SG&A expenses were $144.2 million, or 30.5% of revenue and down from $183.6 million, or 34.5% of revenue in the first six months of the prior year, representing a 21.5% decrease.

•	Total revenue was $472.4 million, which was 11.2% lower than the same period prior year. Retail equipment and related sales was $164.6 million, down 19.2% from the prior year period. Retail service revenue was $234.9 million, down 5.6% from the prior year period.

The Company also released a press release in the United Kingdom today which, under International Financial Reporting Standards (“IFRS”), shows the Company’s European Operations as discontinued operations.

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s second quarter results has been scheduled for today, November 7, 2006, at 10:00a.m. ET. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #9560343 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00a.m. ET on November 12, 2006. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #9560343), or visit Danka’s website.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
Danka London – Paul G. Dumond, 44-207-605-0154
The Dilenschneider Group – Mona J. Walsh, 212-922-0900

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any negative impact from the international scope of our operations; (xvi) fluctuations in foreign currencies; (xvii) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xviii) any inability to continue to comply with the financial or other representations, warranties, covenants or maturities in our debt instruments; (xix) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xx) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xxi) any inability by us to remediate our material weakness in internal controls over financial reporting and (xxii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended September, 2006 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring and loss on sale of subsidiary; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; adjusted operating expenses that is computed as total operating expenses before restructuring charges and loss on sale of subsidiary; and adjusted basic net earnings (loss) available to common shareholders per ADS that is computed as net earnings (loss) divided by weighted average basic ADSs (without taking into account dividends and accretion on participating shares). These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three and Six Months Ended September 30, 2006 and 2005

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended September 30		Six months ended September 30
	2006	2005	2006	2005
Revenue:
Retail equipment and related sales	$78,623	$96,400	$164,629	$203,674
Retail service	113,681	119,816	234,929	248,785
Retail supplies and rentals	13,133	17,089	29,814	36,010
Wholesale	19,333	19,486	42,995	43,458

Total revenue	224,770	252,791	472,367	531,927

Cost of sales:
Retail equipment and related sales costs	53,834	69,428	113,306	143,145
Retail service costs	72,751	74,913	148,985	156,159
Retail supplies and rental costs, including depreciation on rental assets	8,741	10,654	17,773	21,754
Wholesale costs	15,953	15,884	35,481	35,475

Total cost of sales	151,279	170,879	315,545	356,533

Gross profit	73,491	81,912	156,822	175,394
Operating expenses:
Selling, general and administrative expenses	69,588	85,286	144,161	183,582
Restructuring charges	151	1,598	12,502	7,495
Loss on sale of subsidiary	5	—	2,512	—
Other expense (income)	(309)	1,020	(889)	(879)

Total operating expenses	69,435	87,904	158,286	190,198

Operating earnings (loss) from continuing operations	4,056	(5,992)	(1,464)	(14,804)
Interest expense	(8,305)	(8,089)	(16,266)	(15,974)
Interest income	177	137	365	80

Earnings (loss) from continuing operations before income taxes	(4,072)	(13,944)	(17,365)	(30,698)
Provision (benefit) for income taxes	42	1,035	(1,396)	2,051

Earnings (loss) from continuing operations	(4,114)	(14,979)	(15,969)	(32,749)
Earnings (loss) from discontinued operations, net of tax	376	410	396	(1,619)
Gain (loss) on sale of discontinued operations, net of tax	9,709	(29,938)	9,709	(30,259)

Net earnings (loss)	$5,971	$(44,507)	$(5,864)	$(64,627)

Net earnings (loss) available to common shareholders
Net earnings (loss) from continuing operations	(4,114)	$(14,979)	$(15,969)	$(32,749)
Dividends and accretion on participating shares	(5,693)	(5,349)	(11,299)	(10,675)

Net earnings (loss) from continuing operations available to common shareholders	$(9,807)	$(20,328)	$(27,268)	$(43,424)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.15)	$(0.32)	$(0.43)	$(0.68)
Net earnings (loss) from discontinued operations	0.15	(0.46)	0.15	(0.50)

Basic net earnings (loss)	$0.00	$(0.78)	$(0.28)	$(1.18)

Weighted average basic ADSs	64,132	63,654	64,132	63,605

Diluted net earnings (loss)	$0.00	$(0.78)	$(0.28)	$(1.18)

Weighted average diluted ADSs	90,949	63,654	64,132	63,605

The accompanying notes are an integral part of these consolidated condensed financial statements

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of September 30, 2006 and March 31, 2006

(In thousands except per share data)

	September 30, 2006	March 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,297	$52,538
Restricted cash	22,238	20,529
Accounts receivable, net of allowance for doubtful accounts	173,497	183,898
Inventories	83,786	76,290
Assets held for sale – discontinued operations	—	11,778
Prepaid expenses, deferred income taxes and other current assets	10,997	8,138

Total current assets	325,815	353,171
Equipment on operating leases, net	13,325	12,138
Property and equipment, net	31,820	36,497
Goodwill	211,034	206,174
Other intangible assets, net of accumulated amortization	604	1,861
Deferred income taxes	1,664	87
Other assets	18,701	18,864

Total assets	$602,963	$628,792

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$12,003	$11,516
Accounts payable	153,569	161,992
Accrued expenses and other current liabilities	80,919	90,359
Taxes payable	20,795	21,133
Liabilities held for sale – discontinued operations	—	9,067
Deferred revenue	31,701	31,425

Total current liabilities	298,987	325,492
Long-term debt and notes payable, less current maturities	238,008	238,081
Deferred income taxes and other long-term liabilities	52,530	51,538

Total liabilities	589,525	615,111

6.5% senior convertible participating shares	332,840	321,541
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,330	5,330
Additional paid-in capital	329,745	329,745
Accumulated deficit	(613,984)	(596,823)
Accumulated other comprehensive loss	(40,493)	(46,112)

Total shareholders’ equity (deficit)	(319,402)	(307,860)

Total liabilities and shareholders’ equity (deficit)	$602,963	628,792

The accompanying notes are an integral part of these consolidated condensed financial statements

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Six Months Ended September 30, 2006 and 2005

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2006	2005
Operating activities:
Net earnings (loss)	$(5,864)	$(64,627)
(Earnings) loss from discontinued operations	(10,105)	31,878

Earnings (loss) from continuing operations	(15,696)	(32,749)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,187	14,984
Deferred income taxes	(1,344)	(113)
Amortization of debt issuance costs	941	1,035
(Gain) loss on sale of property & equipment and equipment on operating leases	(334)	793
Proceeds from sale of equipment on operating leases	475	269
Restructuring charges	12,502	7,495
Loss on sale of subsidiary, net of cash	2,103	—
Changes in net assets and liabilities:
Accounts receivable	9,480	26,214
Inventories	(7,732)	(5,673)
Prepaid expenses and other current assets	(2,870)	1,114
Other non-current assets	(4,687)	4,062
Accounts payable	(8,056)	3,303
Accrued expenses and other current liabilities	(21,633)	(37,181)
Deferred revenue	450	(2,492)
Other long-term liabilities	759	(319)

Net cash used in continuing operations	(24,728)	(19,258)
Net cash (used in) provided by discontinued operations	(1,042)	356

Net cash used in operating activities	(25,770)	(18,902)

Investing activities:
Capital expenditures	(7,373)	(5,963)
Proceeds from sale of discontinued operations, net of cash	11,889	16,924
Proceeds from the sale of property and equipment	178	62

Net cash provided by continuing investing activities	4,694	11,023
Net cash used in discontinued investing activities	(382)	(573)

Net cash provided by investing activities	4,312	10,450
Financing activities:
Borrowings under line of credit agreements	27,000	15,700
Payments under line of credit agreements	(26,014)	(15,748)
Payments under capital lease arrangements	(857)	(1,292)
Proceeds from stock options exercised	—	569

Net cash provided by (used in) continuing financing activities	129	(771)
Net cash used in discontinued financing activities	—	(99)

Net cash provided by (used in) financing activities	129	(870)

Effect of exchange rates	2,158	(2,826)

Net decrease in cash and cash equivalents	(19,171)	(12,148)
Cash and cash equivalents from continuing operations, beginning of period	52,538	73,996
Cash and cash equivalents from discontinued operations, beginning of period	1,930	9,164
Cash and cash equivalents from discontinued operations, end of period	—	(2,427)

Cash and cash equivalents from continuing operations, end of period	$35,297	$68,585

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three and twelve months ended September 30, 2006 and 2005

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Operating earnings (loss) from continuing operations	$4,056	$(5,992)	$(1,464)	$(14,804)
Restructuring charges	151	1,598	12,502	7,495
Loss on sale of subsidiary	5	—	2,512	—

Adjusted operating earnings from continuing operations	$4,212	$(4,394)	$13,550	$(7,309)

Danka Business Systems PLC
Free cash flow for the three and twelve months ended September 30, 2006 and 2005
(In Thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net cash provided by (used in) continuing operations	$(10,908)	$(5,167)	$(24,728)	$(19,258)
Capital expenditures	(4,438)	(2,758)	(7,373)	(5,693)
Proceeds from sale of subsidiary	11,889	4,952	11,889	16,924
Proceeds from sale of property and equipment	177	4	178	62

Free cash flow	$(3,280)	$(2,969)	$(20,034)	$(7,965)

Danka Business Systems PLC

Net Debt as of September 30, 2006 and September 30, 2005

(In Thousands)

(Unaudited)

	September 30, 2006	March 31, 2006
Current maturities of long-term debt and notes payable	$12,003	$11,516
Long-term debt and notes payable	238,008	238,081
Less: Cash and cash equivalents and restricted cash	(57,535)	(73,067)

Net Debt	$192,476	$176,530

Danka Business Systems PLC

Adjusted operating expenses

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Total operating expenses	$69,435	$87,904	$158,286	$190,198
Restructuring charges	151	1,598	12,502	7,495
Loss on sale of subsidiary	5	—	2,512	—

Adjusted operating expenses	$69,591	$89,502	$173,300	$197,693

Danka Business Systems PLC
Adjusted basic net earnings (loss) available to common shareholders per ADS
(In thousands, except per ADS)
(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Earnings (loss) from continuing operations	$(4,114)	$(14,979)	$(15,969)	$(32,749)
Earnings (loss) from discontinued operations	10,085	(29,528)	10,105	(31,878)

Adjusted net earnings (loss) available to common shareholders	$5,971	$(44,507)	$(5,864)	$(64,627)

Adjusted basic net earnings (loss) available to common shareholders per ADS	$0.09	$(0.70)	$(0.09)	$(1.02)

Weighted average ADSs	64,132	63,654	64,132	63,605